AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 26th day of December, 1996, by and between 5950 SWR Corporation, a Delaware corporation ("Purchaser"), and Symphony Woods Limited Partnership, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Seven Million Two Hundred Seventy-Five Thousand Dollars ($7,275,000) ("Purchase Price"), and on the terms and conditions hereinafter set forth, the property commonly known as Symphony Woods Office Center, 5950 Symphony Woods Road, Columbia, Maryland, consisting of the following:

     1.1 All of Seller's right, title and interest in the real property ("Land") and all buildings and other improvements ("Improvements") situated on the Land, as more particularly described on Exhibit A attached hereto and made a part hereof (the Land and the Improvements are sometimes referred to herein together as the "Property"), together with all easements and appurtenances thereunto belonging and all of Seller's right, title and interest in and to all streets, alleys and public ways adjacent thereto, if any, and together with all of Seller's right, title and interest in and to all strips and gores located on or adjacent to the Property or located between any parcels constituting the Land, if any;

     1.2 The personal property set forth on Exhibit B attached hereto ("Personal Property");

     1.3 The tenant leases described in the rent roll set forth on Exhibit C attached hereto and made a part hereof together with such other tenant leases of the Property as may be made prior to Closing (as hereinafter defined) in accordance with the terms of this Agreement ("Leases");

     1.4 If and to the extent assignable and to the extent of Seller's interest therein, if any: (a) all guarantees, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Property including, without limitation, the right to sue any obligor for any breach of any covenant, agreement, representation, warranty or guarantee contained therein; (b) all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Seller or pertaining to the Property; (c) all trade styles, and trade names, including, without limitation, the name "Symphony Woods", and all contract rights, brochures, manuals, lists of prospective tenants, advertising material, books and records, utility contracts and telephone numbers; (d) the plans and specifications for the Improvements and all unexpired claims and sureties, if any, received in connection with the construction, improvement or equipment of the Improvements; and (e) the service and maintenance contracts set forth in Exhibit D ("Service Contracts").

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

     2.1 The sum of One Hundred Thousand Dollars ($100,000) ("Earnest Money"), by check payable to the escrow agent, to be held in a joint order escrow pursuant to an escrow agreement mutually acceptable to Purchaser and Seller, which shall be deposited by Purchaser within one business day after the opening of such escrow (which Purchaser and Seller shall open simultaneously with the execution of this Agreement); and

     2.2 On the Closing Date (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 2:00 p.m. Chicago time. Any provisions herein providing for the delivery of the Earnest Money to either party hereof are intended to mean the Earnest Money plus any interest earned thereon and less all escrow and investment fees.

     2.3 Upon delivery, the Earnest Money shall be invested in an interest-bearing account. Interest earned thereon shall be paid to Purchaser unless the Earnest Money is disbursed to Seller in accordance with the terms of this Agreement, in which case such interest shall be paid to Seller. The Earnest Money shall not be refundable unless the transaction contemplated by this Agreement is not consummated as the result of Seller's default or the failure of a condition precedent to Purchaser's obligations hereunder or Purchaser properly elects to terminate this Agreement pursuant to the provisions of Paragraph 6. Upon the Closing, the Earnest Money and any interest earned thereon shall be credited toward payment of the Purchase Price.

3.   TITLE COMMITMENT AND SURVEY.

     3.1 Seller has delivered to Purchaser an ALTA Form B extended coverage title commitment dated November 11, 1996 ("Title Commitment") for an owner's title insurance policy ("Title Policy") issued by Chicago Title Insurance Company ("Title Company"), covering the title to the Property. At Closing, Purchaser shall receive the Title Policy in the amount of the Purchase Price, subject only to (i) general real estate taxes not yet due and payable, (ii) special assessments and related charges not yet due and payable, (iii) matters shown on the Survey (hereafter defined); (iv) rights of tenants under existing Leases (v) acts done or caused by or through Purchaser or its agents; and (vi) the title exceptions listed on Exhibit F attached hereto. All of the items referred to in subparagraphs (i) through (vi) of this Paragraph 3.1 are hereinafter referred to as "Permitted Exceptions". All other exceptions to title, including, without limitation,the general exceptions shown on the Title Commitment, shall be referred to as "Unpermitted Exceptions". Purchaser shall be obligated to close the transaction contemplated by this Agreement without objection as to title matters if the Title Company issues the Title Policy in the form prescribed by this Agreement. Purchaser and Seller shall each pay one-half of the costs of the Title Commitment and Title Policy and Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the Title Policy as requested by Purchaser or Purchaser's lender.

     3.2 Purchaser has received a survey of the Property prepared by Ben Dyer Associates, Inc. dated October 17, 1996 ("Survey"). Purchaser and Seller shall cooperate in good faith to obtain any revisions to the Survey and the surveyor's certificate as may be requested by Purchaser prior to Closing. Purchaser and Seller shall each pay one-half the cost of the Survey as heretofore provided to Purchaser, and Purchaser shall pay the costs of any revisions thereto requested by Purchaser.

     3.3 The obligations of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

4.   PAYMENT OF CLOSING COSTS.

     4.1 In addition to the costs set forth in Paragraphs 3.1 and 3.2, Purchaser and Seller shall each pay one-half of the costs of the documentary or transfer stamps to be paid with reference to the Deed (as hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser.

5.   CONDITION OF TITLE.

     5.1 If, prior to Closing (as hereinafter defined), a date-down to the Title
Commitment discloses any new Unpermitted Exceptions which, in the aggregate, do not exceed $25,000 (each, a "Minor Unpermitted Exception"), Seller shall, at Seller's expense, bond over, cure and/or have such Minor Unpermitted Exceptions removed from the Title Commitment or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Minor Unpermitted Exceptions. Notwithstanding the foregoing, if such date down to the Title Commitment discloses any new Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000, Seller shall have no obligation, to bond over, cure and/or have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions except that Seller shall discharge any new Unpermitted Exception caused by the affirmative action or omission of Seller or its agents. Seller shall undertake the action required by this Section 5.1, if any, with respect to any Unpermitted Exception within three (3) business days from Seller's receipt of the date down to the Title Commitment. If Seller offers to insure over any new Unpermitted Exceptions which, in the aggregate equal or exceed $25,000 but Purchaser refuses to accept insurance over such Unpermitted Exceptions, Purchaser may terminate this Agreement upon written notice to Seller within three (3) business days after written notice from Seller of its failure to cure any such Unpermitted Exception; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative action or omission of Seller or its agent, (and not by any unrelated third party) and Seller fails to terminate the effect of such matter as an encumbrance on title in a timely manner, then Purchaser shall have the additional rights contained in Paragraph 14 herein. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to not take title subject to said Unpermitted Exception. Subject to the foregoing, if Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall terminate without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

     5.2 Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed ("Deed") (in the form attached hereto as Exhibit G) in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions approved by Purchaser in accordance with Paragraph 5.1 above.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1  Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property through the Closing. Seller agrees to maintain its existing "all risk" replacement cost casualty insurance and rent loss insurance in place until the Closing Date. Notwithstanding the foregoing, in the event of insured damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $50,000 (as reasonably determined by Seller), and provided that (i) no tenant has the right to terminate its Lease as a result of such fire or other casualty and (ii) Seller credits Purchaser with any rent abatement owed to tenants as a result of such fire or other casualty (whether before or after the Closing), Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty plus the amount of Seller's insurance deductible. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's estimate of the cost to repair the damage caused thereby. In the event of (i) insured damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $50,000 (as reasonably determined by Seller), or which would allow any tenant to terminate its Lease, or (ii) any uninsured damage to the Property for which Seller is not willing to provide Purchaser a credit at Closing, then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within ten (10) business days after Purchaser receives written notice of such fire or other casualty from Seller; and upon the exercise of such option by Purchaser this Agreement shall terminate without further action by the parties, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except for those covenants and obligations which expressly survive termination of this Agreement. In the event that Purchaser has an option to terminate as provided in the preceding sentence and Purchaser provides written notice to Seller of its election to proceed with the Closing in accordance with this Paragraph 6.1, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and shall pay to Purchaser the amount of Seller's insurance deductible. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer all insurance proceeds paid to Seller as set forth more fully in this Paragraph 6.1 shall survive the Closing and the recording of the Deed.

     6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall: (i) impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; (iii) adversely impair the use of the Property as it is currently being operated; (iv) allow any tenant to abate its rent or terminate its Lease; or (v) include more than 5% of the total square footage of the Land (hereinafter collectively referred to as a "Material Event"), Purchaser may:

          6.2.1 terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for those covenants and obligations hereunder which expressly survive termination of this Agreement; or

          6.2.2 proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made in connection with such condemnation or eminent domain proceedings. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer Seller's interest in such award as set forth more fully in this Paragraph 6.2.2 shall survive the Closing and the recording of the Deed.

Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to terminate this Agreement as provided in Paragraph 6.2.1 above. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

7.   INSPECTION AND AS-IS CONDITION.

     7.1 Purchaser acknowledges that Seller has provided Purchaser with the information and materials requested by Purchaser with respect to Purchaser's due diligence investigation, and that Purchaser and its agents, engineers, employees, contractors and surveyors have had access to the Property to inspect the Property and to conduct and prepare such studies, tests and surveys as Purchaser has deemed reasonably necessary and appropriate, including, without limitation, a review of the Leases and a review of all matters raised by the Title Commitment and Survey. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser the due diligence materials listed on Exhibit P attached hereto.

     Purchaser acknowledges that all of the foregoing tests, investigations and studies conducted under this Paragraph 7.1 by Purchaser were performed subject to the following:

               (i) Except as may be required by Purchaser to obtain financing in order to close this transaction, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees and agents shall be held in strict confidence until Closing and thereafter in the event that the Closing does not occur;

               (ii) In the event the Closing does not occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller's agents;

               (iii) Purchaser shall not have caused any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

               (iv) such tests, investigations and studies have been conducted at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies.

Purchaser shall defend, indemnify and hold Seller and any affiliate or parent of Seller, and all shareholders, employees, officers, directors and partners of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to indemnify Seller and pay the costs of restoring the Property, as more fully set forth in this Paragraph 7.1, shall survive Closing and recording of the Deed and the termination of this Agreement, as applicable.

     7.2 Except for the express representations and warranties of Seller set forth in this Agreement and/or in the exhibits attached hereto, Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, ordinary wear and tear and loss by fire or other casualty or condemnation excepted and that Seller makes no other warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, with respect to the Property. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement and/or specifically set forth in the exhibits attached hereto, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to: (i) the condition of the Land or any improvements comprising the Property; (ii) the existence or non-existence of any pollutant, toxic waste and/or any hazardous materials or substances; (iii) economic projections or market studies concerning the Property, or the income to be derived from the Property; (iv) any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property; (v) the nature and extent of any right of way, lease, lien, encumbrance, license, reservation or other title matter; (vi) water or water rights, topography, geology, drainage, soil or subsoil of the Property;
(vii) the utilities serving the Property; (viii) the suitability of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; or (ix) the compliance of the Property with any zoning, environmental, building or other laws, rules or regulations affecting the Property, including, without limitation, the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property, whether known or unknown except to the extent of Seller's liability under the express representations and warranties set forth in this Agreement and/or in the exhibits attached hereto. Seller acknowledges that the foregoing release does not constitute an agreement by Purchaser to indemnify Seller against any environmental liabilities Seller may have to third parties. As used herein, the term "hazardous materials or substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act, 15

U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act, 42 U.S.C.
Section 9601. et seq.; the Clean Water Act, 33 U.S.C. Section 1251; the Safe Drinking Water Act, 42 U.S.C. Section 30Of et seq; the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and
(E) asbestos. Purchaser acknowledges that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller except to the extent of any express representation or warranty made by Seller in this Agreement or in the exhibits attached hereto. Purchaser further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller (x) has not made any independent investigation or verification of such information and
(y) makes no representations as to the accuracy or completeness of such information, except as set forth in this Agreement or in the exhibits attached hereto.

     7.3 Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Except for the express representations and warranties of Seller set forth in this Agreement and/or in the exhibits attached hereto, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information except to the extent of Seller's liability under the express representations and warranties set forth in this Agreement and/or in the exhibits attached hereto.

     7.4  Seller has provided to Purchaser the following existing reports:
(i) Phase I/Ltd. ACM Report dated June 4, 1991 prepared by Law Associates; and
(ii) Report of Facility Survey to Identify Asbestos-Containing Materials dated March 9, 1993 prepared by Law Engineering ("Existing Reports"). Except for the express representations and warranties of Seller set forth in this Agreement and/or in the exhibits attached hereto, Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Reports. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Reports, including, without limitation, the matters set forth in the Existing Reports, and the accuracy and/or completeness of the Existing Reports except to the extent of Seller's liability under the express representations and warranties set forth in this Agreement and/or in the exhibits attached hereto. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Reports.

     7.5 Notwithstanding anything contained herein to the contrary, the acknowledgements, agreements, waivers and releases of Purchaser set forth in this Paragraph 7 shall survive Closing and recording of the Deed and the termination of this Agreement as applicable.

8.   CLOSING.

     8.1 The closing of this transaction ("Closing") shall be on or before December 30, 1996 ("Closing Date"), at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed in accordance with the provisions of the joint closing instructions attached hereto as Exhibit E. All deed and money escrow fees (including, so-called "New York style" closing fees of the Title Company, if any,) shall be shared equally between Purchaser and Seller. Purchaser and Seller shall each pay its own attorneys' fees.

     8.2 The following shall be conditions precedent to Purchaser's obligation to close ("Purchaser Conditions"):

          a. The Title Insurer shall commit to issue the Title Policy in the form set forth in Paragraph 3.1.

          b. No material adverse changes in the physical condition of the Property shall have occurred prior to the Closing Date, subject, however, to the provisions of Paragraph 6 hereof which obligate Purchaser to close notwithstanding certain events of condemnation, eminent domain, damage and casualty.

          c. No Major Lease (hereafter defined) shall have been terminated prior to the Closing Date.

          d. The representations and warranties made herein by Seller shall be true and correct in all material respects as of the Closing Date; and Seller shall have satisfied all its obligations under this Agreement in a timely manner.
          (e) Purchaser shall have received Tenant Certificates or Seller Certificates in compliance with Paragraph 10 below not less than 1 business day prior to the Closing Date and not showing any deviation from the corresponding lease or Rent Roll or any dispute or quarrel with the Landlord.

          (f) Credit Management Solutions, Inc. shall have executed and delivered a lease amendment in the form attached hereto as Exhibit S along with an appropriate Tenant Certificate reflecting such amendment; and the Lease with Precept Sports shall have been terminated.

9.   CLOSING DOCUMENTS.

     9.1 On the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to the closing escrow the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4, counterparts of any transfer tax declarations, a broker's release and waiver executed by Sonnenblick-Goldman with respect to all commissions and fees payable, and such other documents as may be reasonably required by the Title Insurer and not inconsistent with the terms of this Agreement in order to consummate the transaction as set forth in this Agreement.


     9.2 On the Closing Date, Seller shall deliver to the closing escrow the following:

          9.2.1 the Deed, subject to Permitted Exceptions and those Unpermitted Exceptions approved by Purchaser in writing in accordance with Paragraph 5.1 hereof;

          9.2.2 a special warranty bill of sale conveying the Personal Property (in the form of Exhibit H attached hereto);

          9.2.3 an assignment and assumption (with respect to periods from and after the Closing) of intangible property (in the form attached hereto as
Exhibit I);

          9.2.4 an assignment and assumption (with respect to periods from and after the Closing) of Leases and security deposits (in the form attached hereto as Exhibit J);

          9.2.5 non-foreign affidavit (in the form of Exhibit K attached hereto);

          9.2.6 originals, and/or certified copies of all Leases (which shall be delivered at the on-site management office);

          9.2.7 all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8 possession of the Property to Purchaser, subject to the Leases and the Permitted Exceptions;

          9.2.9 evidence of the termination of the management agreement with Insignia Commercial Group, Inc. ("Management Agreement"), along with a lien waiver executed by the property manager, if any;

          9.2.10 notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the Leases and the obligation to refund the refundable security deposits (in the form of Exhibit L);

          9.2.11 an updated rent roll certified by Seller to be true and correct, subject to the provisions of Paragraph 17.1 and Paragraph 18 hereof;

          9.2.12 a Broker's Lien Waiver signed by Insignia Mortgage and Investments Company ("Insignia");

          9.2.13 an Owner's Title Affidavit and/or ALTA extended coverage statement in form reasonably acceptable to Seller and Title Insurer or such other documents as Title Insurer may require to issue the Title Policy, including, without limitation, a "gap" coverage undertaking;

          9.2.14 such formative and authorization documents of Seller as may be reasonably required by Title Insurer; and

          9.2.15 copies of all books and records as may be necessary to calculate tenant escalations and reconciliations and keys to the improvements (tagged or otherwise sorted for identification) (which shall be delivered at the on-site management office).

10.  ESTOPPEL CERTIFICATES.

     10.1 Seller agrees to use reasonable efforts to obtain tenant estoppel certificates in the form of Exhibit M for tenants listed on the rent roll attached hereto as Exhibit C. ("Tenant Certificates"). Purchaser's obligation to close the transaction contemplated herein is contingent upon the delivery to Purchaser of a Tenant Certificate from each tenant under a Major Lease and either a Tenant Certificate or Seller Certificate in the form attached hereto as Exhibit N from all other tenants. To the extent non-Major Tenants do not provide Tenant Certificates, Seller shall execute and deliver Seller Certificates to Purchaser at Closing. As used herein, "Major Lease" means each of the Leases between Seller and Credit Management Solutions, Geosyntec Consultants, Icelandair and Gallup, Inc.

     10.2 Notwithstanding anything contained herein to the contrary, the representations and warranties contained in any Seller Certificate executed by Seller shall be subject to the provisions of Paragraph 18 hereof and the limitations on the survival of such representations and warranties as set forth in Paragraph 17.5 hereof.

     10.3 Upon receipt after Closing by Purchaser of a Tenant Certificate containing the information herein required from a tenant under a Lease for whom Seller has executed and delivered a Seller Certificate at Closing, the related Seller Certificate executed and delivered by Seller at Closing shall become null and void to the extent the information is the same as the information in the Tenant Certificate, and the Tenant Certificate received from the tenant shall be substituted therefor to such extent.

11. SERVICE CONTRACTS. On the Closing Date, Seller shall assign the Service Contracts to Purchaser, and Purchaser shall assume in writing responsibility of the obligations arising from and after the Closing Date under the Service Contracts. Seller shall terminate the existing Management Agreement as of the Closing Date at Seller's sole expense. Seller shall use reasonable efforts to obtain any required consent with respect to the assignment of the Service Contracts; provided, however, that Seller's inability to obtain such approval shall not be a default hereunder or a condition precedent to Purchaser's obligations to close hereunder. Purchaser shall not be required to assume any Service Contract for which Seller is unable to obtain the required consent.

12. LEASING OF PROPERTY. Seller shall not enter into any lease for any portion of the Property or any modification, extension or amendment to any Lease without first obtaining the prior consent of Purchaser, which may be withheld in Purchaser's sole discretion. If Purchaser has not responded within five (5) business days of receipt of a request by Seller, Purchaser's consent shall be deemed denied. If Purchaser closes the transaction contemplated by this Agreement, Purchaser shall be responsible to pay for all leasing commission and tenant improvement costs incurred by Seller with respect to any such lease approved by Purchaser to the extent such costs were disclosed to Purchaser in connection with the request for consent. Notwithstanding anything herein to the contrary, Purchaser agrees that Purchaser's obligation to pay (or credit Seller at Closing) for leasing costs and expenses as described in the immediately preceding sentence shall also apply to the Leases listed on Exhibit R hereof.

13. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF PURCHASER OF ITS OBLIGATION TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE REMEDY. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE.
THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES FOR A BREACH OF PURCHASER'S OBLIGATION TO CLOSE. PURCHASER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION OBLIGATION OR INDEMNITY MADE IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS SHALL NOT EXCEED $500,000 IN THE AGGREGATE, PLUS SELLER'S REASONABLE ATTORNEYS' FEES AND COURT COSTS INCURRED IN ENFORCING ANY SUCH OBLIGATIONS ("PURCHASER'S MAXIMUM LIABILITY"); PROVIDED HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO (A) REASONABLE ATTORNEYS' FEES AND COURT COSTS INCURRED BY SELLER IN ENFORCING ANY OBLIGATIONS OF PURCHASER UNDER THIS AGREEMENT, OR (B) PURCHASER'S INDEMNITY OBLIGATIONS UNDER PARAGRAPH 16 OF THIS AGREEMENT.

14. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, EXCEPT THAT PURCHASER SHALL ALSO HAVE THE RIGHT TO REIMBURSEMENT FROM SELLER FOR ITS ACTUAL, DOCUMENTED THIRD PARTY EXPENSES (NOT TO EXCEED $50,000 IN ANY EVENT PLUS REASONABLE ATTORNEYS' FEES AND COURT COSTS INCURRED BY PURCHASER IN ENFORCING THE FOREGOING REIMBURSEMENT OBLIGATION) INCURRED IN THE NEGOTIATION OF THIS AGREEMENT AND THE PERFORMANCE OF ITS DUE DILIGENCE HEREUNDER. UPON THE RETURN OF THE EARNEST MONEY AND THE REIMBURSEMENT BY SELLER FOR OUT OF POCKET COSTS AS PROVIDED ABOVE, THIS AGREEMENT SHALL TERMINATE WITHOUT FURTHER ACTION OF THE PARTIES AND

THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT RESULTS FROM (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE ACTION OR OMISSION WITH THE INTENTION OF PREVENTING THE SALE WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY AND WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; (ii) ITS FAILURE TO SATISFY ITS OBLIGATIONS UNDER PARAGRAPH 5.1 ABOVE, OR (iii) ITS REFUSAL TO DELIVER THE DEED OR THE CONVEYANCE DOCUMENTS DESCRIBED IN PARAGRAPH 9.2.2-9.2.7, 9.2.10-9.2.11 AND 9.2.13-9.2.15. THEN PURCHASER WILL
BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE. IN NO EVENT SHALL (i) SELLER BE LIABLE FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFAULT BY SELLER, OR (ii) SELLER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION OBLIGATION OR INDEMNITY MADE IN THIS AGREEMENT OR UNDER ANY SELLER CERTIFICATE OR ANY CLOSING DOCUMENTS EXCEED $500,000 IN THE AGGREGATE ("SELLER'S MAXIMUM LIABILITY"); PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO (A) REASONABLE ATTORNEYS' FEES AND COURTS COSTS INCURRED BY PURCHASER IN ENFORCING ANY OBLIGATIONS OF SELLER UNDER THIS AGREEMENT OR (B) SELLER'S INDEMNITY OBLIGATIONS UNDER PARAGRAPH 16 OF THIS AGREEMENT.

15.  PRORATIONS.

     15.1 Except as otherwise indicated, rentals, revenues, and other income, if any, from the Property, real property taxes, operating expenses, assessments owing under any covenants, conditions or restrictions affecting the Property, if any, and all other items of expense and income shall be adjusted ratably as of 12:01 a.m. on the Closing Date ("Proration Date"). Real estate taxes and operating expenses which are reimbursable by tenants shall be prorated net of all tenants' liabilities for such items except to the extent tenants are delinquent with respect to such matters, in which case Purchaser shall receive a credit for such amounts. Except as provided in the preceding sentence, all real property taxes on the Property shall be prorated on an accrual basis so that Seller pays all amounts that relate to the period prior to the Closing Date, regardless of when such sums are billed, due or payable, and Purchaser pays all amounts relating to the period from and after the Closing Date. As used herein, "rentals" includes, but is not limited, fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, operating cost pass-throughs and other sums and charges payable by tenants under the Leases. Purchaser shall be credited with an amount equal to the amount of any security deposits and other deposits, and any interest accrued thereon for the benefit of a tenant, owed to any tenant pursuant to the terms of any Lease. Seller shall be entitled to a credit for all transferable utility deposits transferred hereunder, if any, and all other utility deposits, if any, may be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved. Assessments, excluding regular ad valorem real estate taxes, payable in installments which are due prior to the Closing Date shall be paid by Seller. Assessments, if any, excluding regular ad valorem real estate taxes, payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. If any ongoing real estate tax contest has not been finalized as of the Closing Date, Purchaser and Seller agree that the tax bill existing prior to the contest, shall be the most recent data for the tax year being contested and Purchaser agrees to re-prorate such amount as it relates to the real estate tax proration for the current tax year to the extent such tax contest is successful. All other prorations will be final except as to delinquent rent referred to in Paragraph 15.2 below and as provided in Paragraph 15.3.

     15.2 From and after the Closing Date, Seller shall not have the right to institute or continue any legal, equitable or other action, suit or arbitration or pursue any claims against any tenant for any matter relating to the Property or such tenant's Lease. Notwithstanding the foregoing, Seller shall have the right to institute and pursue an action against Precept Sports for any amount owing by Precept Sports to Seller. Seller shall not be entitled to any rentals received from Tenants after the Closing Date unless such Tenants are current in their rental obligations for periods occurring from and after the Closing Date. Delinquent rentals collected by Purchaser, net of the costs of collection (including reasonable attorneys' fees), shall be applied first to amounts currently due and then to amounts most recently overdue. Purchaser shall use its reasonable, good faith efforts, at no additional cost or expense to Purchaser, to collect all delinquent rentals owed to Seller. Within 180 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of such amounts through the first 150 days after the Closing Date. Upon the delivery of such reconciliation, Purchaser shall deliver to Seller any such amounts received by Purchaser and owing to Seller net of reasonable collection costs. Purchaser shall provide Seller with any information reasonably necessary to verify the accuracy of the reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller such amounts. This Paragraph 15.2 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

     15.3 All refunds attributable to the period of time prior to the Closing Date in connection with any ongoing real estate tax protests for the Property initiated by Seller prior to the Closing shall remain the property of Seller and are not being assigned by Seller to Purchaser pursuant to this Agreement. In the event any such refunds are paid to Purchaser, Purchaser agrees to promptly remit all such sums to Seller. Purchaser agrees, at no cost or expense to Purchaser, to execute any documents reasonably requested by Seller in connection with such tax protests.

     15.4 At Closing, Purchaser and Seller shall enter into an escrow agreement with the Title Company pursuant to which $10,346 of Seller's proceeds of sale ("First American Holdback") shall be deposited. The escrow agreement shall provide that the First American Holdback shall be delivered (i) to Seller if First American Bank exercises the renewal option contained in its lease on or before July 31, 1997 or (ii) to Purchaser if First American Bank fails to exercise such renewal option on or before July 31, 1997.

     15.5 At Closing, Seller shall credit Purchaser with $11,507.75, representing one-month's rent on Suite 501 for January 1997.

     15.6 Purchaser shall pay at Closing Purchaser's share of any leasing commission costs described on Exhibit R which are due and payable as of the Closing Date. Purchaser hereby assumes Seller's obligations under the Leasing Agreement dated September 1, 1992 between Seller and CB Commercial Real Estate Group, Inc. with respect to Purchaser's share of the leasing commissions described on Exhibit R which are not paid in full at Closing.

     16. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction, by reason of their respective actions, other than to Insignia (to be paid by Seller) and to Sonnenblick-Goldman (to be paid by Purchaser and by Insignia pursuant to their respective separate written agreements). Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Insignia. Seller shall indemnify, defend and hold Purchaser harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) by Insignia for any fee, commission or compensation arising under any agreement or negotiations between Insignia and Seller. Purchaser shall indemnify, defend and hold Seller harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) by Sonnenblick-Goldman for any fee, commission or compensation arising under any agreement or negotiations between Purchaser and Sonnenblick-Goldman. The indemnifying party shall undertake its obligations set forth in this Paragraph 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 16 will survive the Closing and delivery of the Deed.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     17.1 Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Thomas Molina or Jerry Ogle ("Seller's Representatives"), and any representation or warranty of Seller is based upon those matters of which Seller's Representatives have actual knowledge. Thomas Molina is the asset manager of the Property for Balcor Management Services, Inc. and as such has primary responsibility for overseeing the Property. Jerry Ogle is the general counsel of The Balcor Company. Prior to the execution of this Agreement, Seller's Representatives shall provide a copy of Section 17 of this Agreement and any exhibits referred to therein to Doris Pearl, Seller's on-site property manager, and Seller's Representative shall review with Ms. Pearl the accuracy of each of the representatives and warranties made herein by Seller. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representatives.

     17.2 Subject to the limitations set forth in Paragraph 17.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge (with the exception of the representations and warranties in Paragraph 17.2(ii), (iv), (xi), (xiv) and
(xvi)) and which shall survive Closing for a period of 180 days:

          (i) except as listed on Exhibit O, Seller has not been served with, and has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property;

         (ii) Seller has the legal power, right and authority to enter into this Agreement and has taken all requisite action (corporate, partnership or otherwise) in connection with the entering into of this Agreement. By the Closing Date, Seller shall have undertaken all requisite action (corporate, partnership or otherwise) to consummate the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor or, to Seller's knowledge, any other party is required which will not be obtained by the Closing Date. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally;

        (iii) the rent roll attached hereto as Exhibit C and which will be updated as of the Closing Date is accurate in all material respects as of the date set forth therein;

         (iv) Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the Leases or its interests thereunder;

          (v) except for the Service Contracts delivered by Seller to Purchaser and shown on Exhibit D hereto, there are no Service Contracts which affect or will affect the Property or which are or will be obligations of the Purchaser or the Property. The Management Agreement will not affect the Property after the Closing. Seller has no knowledge of any current default or breach under the terms and provisions of any of the Service Contracts;

         (vi) except as listed on Exhibit O, Seller has received no written notice or claim from any governmental authority having jurisdiction over the Property relating to an uncured breach or violation of any Environmental Laws or any other laws in connection with the Property and Seller has received no written notice of violations of any governmental regulations relating to the Property;

        (vii) Seller has no knowledge of and has received no notice of any uncured landlord default from any tenant in connection with any Lease;

       (viii) Seller has received no notice from any insurance carrier regarding any defects or inadequacies in the Property;

         (ix) no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller or to the best of Seller's knowledge, any general partners of Seller;

          (x) other than the amounts disclosed by the 1995-1996 tax bills delivered to Purchaser by Seller and possible supplemental or escape assessments which may be levied by the county assessor after the date hereof, Seller has no knowledge of any other current real property taxes which have been or will be assessed against the Property. Seller has received no written notice of any special assessments or charges which have been levied against the Property or which will result from work, activities or improvements done to the Property;

          (xi) Seller has not entered into any other contracts for the sale of the Property;

          (xii) there are no rights of first refusal or options to purchase the Property;

          (xiii) Seller has received no written notice of any proceeding or inquiry by any governmental authority with respect to the presence of any toxic, hazardous or radioactive substance, material or waste, including, without limitation, hazardous materials or substances, in, on, under or about the Property or the migration thereof from or to other property;

          (xiv) Seller has no employees which will become employees of Purchaser upon Purchaser's acquisition of the Project;

          (xv) Except to the extent Purchaser is obligated to pay the same as shown on Exhibit R, Seller has paid or will by Closing pay all leasing or brokerage fees or commissions relating to existing Leases on account of events occurring prior to the date hereof;

          (xvi) Attached hereto as Exhibit Q is a schedule listing all leasing and brokerage agreements relating to the Property entered into by Seller (copies of which have been be delivered to Purchaser); and

          (xvii) the unaudited financial information regarding the Property provided by Seller to Purchaser was prepared in the ordinary course of business and is the same information used by Seller for tax purposes and for reporting the results of the operation of the Property to investors.

     17.3 Purchaser hereby represents and warrants to Seller that Purchaser has the legal power, right and authority to enter into this Agreement and has taken all requisite action (corporate, partnership or otherwise) in connection with the entering into this Agreement. By the Closing Date, Purchaser shall have undertaken all requisite action (corporate, partnership or otherwise) to consummate the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor or, to Purchaser's knowledge, any other party is required which will not be obtained by the Closing Date. The individuals executing this Agreement and the instruments referenced herein on behalf of Purchaser, have the legal power, right, and actual authority to bind Purchaser to the terms and conditions hereof and thereof. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid, legally binding obligations of and enforceable against Purchaser in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

     17.4 Seller covenants to operate, maintain and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

     17.5 (a) The representations, warranties and covenants of Seller set forth herein and in any Seller Certificate or Closing Document shall survive Closing for a period of 180 days after the Closing Date ("Survival Period"). All rights of Purchaser hereunder with respect to any such surviving representation, warranty or covenant shall be deemed waived if Purchaser does not, by notice to Seller, advise Seller of any alleged breach of representation, warranty or covenant prior to the expiration of the Survival Period. Notwithstanding anything herein to the contrary, Seller's liability under any representation, warranty or covenant made hereunder or in any Seller Certificate or any Closing Document shall not (with the exception of (i) Seller's liability under Section 16 of this Agreement and (ii) reasonable attorneys' fees and court costs incurred by Purchaser in enforcing any obligations of Seller under this Agreement) exceed Seller's Maximum Liability.

          (b) The representations, warranties and covenants of Purchaser set forth herein and in any Closing Document shall survive Closing for the Survival Period. All rights of Seller hereunder with respect to any such surviving representation, warranty or covenant shall be deemed waived if Seller does not, by notice to Purchaser, advise Purchaser of any alleged breach of representation, warranty or covenant prior to the expiration of the Survival Period. Notwithstanding anything herein to the contrary, Purchaser's liability under any representation, warranty or covenant made hereunder or in any Closing Document shall not (with the exception of (i) Purchaser's liability under Section 16 of this Agreement and (ii) reasonable attorneys' fees and court costs incurred by Seller in enforcing any obligations of Purchaser under this Agreement) exceed Purchaser's Maximum Liability.

18. LIMITATION OF LIABILITY. None of the individuals who comprise Seller's beneficiaries, shareholders, partners, officers, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: Ilona Adams

with copies to:     The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: James Mendelson
                    (847) 317-4462 (FAX)

  TO PURCHASER:     PM Realty Advisors, Inc.
                    800 Newport Center Drive
                    Suite 300
                    Newport Beach, California  92880
                    Attention:  Scott Wandro and
                    Kenneth S. Footlik, Esq.

with copies to:     Allen Matkins
                    Leck, Gamble & Mallory LLP
                    515 S. Figueroa Street, 7th Floor
                    Los Angeles, California  90071-3398
                    Attention:  Anthony S. Bouza
                    (213) 620-8816 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent via facsimile transmission and received by 5:00 p.m. Chicago time, or on the fourth (4th) business day after the same is deposited in the United States Mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent. All time periods for responses by either party set forth in this Agreement shall commence upon the receipt of notice as set forth hereinabove.

20. EXECUTION OF AGREEMENT. Purchaser will execute four (4) copies of this Agreement and forward them to Seller for execution and Seller will return two
(2) copies of the executed Agreement to Purchaser. Upon execution of this Agreement by Purchaser and Seller, Purchaser shall promptly deposit the Earnest Money with the escrow agent in accordance with a strict joint order escrow agreement mutually acceptable to the parties hereto.

21.  MISCELLANEOUS

          (a) Time is of the essence of each provision of this Agreement.

          (b) This Agreement and all provisions hereof shall extend to and be obligatory upon and inure to the benefit of the respective heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          (c) The section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof. The terms "hereby," "herein," "hereof," "hereto," "hereunder" and any similar terms used in this Agreement refer to this Agreement. The term "including" shall not be construed in a limiting nature, but shall be construed to mean "including, without limitation." Words importing persons shall include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

          (d) This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. No representations, warranties, undertakings or promises (whether oral or written, express or implied), can be made or have been made by Seller or its agents, representatives or brokers to Purchaser or any other person unless expressly stated herein. No modification or amendment of this Agreement or any waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) The submission by Seller of this Agreement to Purchaser for examination does not constitute an offer by Seller to sell, or a reservation of or option to purchase the Property. This Agreement shall not become a contract until executed and delivered by Purchaser and Seller in the manner set forth herein.

          (h) Purchaser shall not record this Agreement or any memorandum hereof, and any such recording shall be a default hereunder.

          (i) Prior to Closing, Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property.

          (j) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, attorneys' fees and disbursements and court costs.

          (k) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (l) Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 13 hereof. Notwithstanding the foregoing, Purchaser may make one (1) assignment of its interest in this Agreement without the consent of Seller to any entity affiliated with or controlled by Purchaser ("Assignee"), provided that Purchaser remains liable for and the Assignee assumes the obligations of Purchaser hereunder. If the Assignee petitions or applies for relief under any bankruptcy laws or is adjudicated as a bankrupt or insolvent, or if Assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damages and to clear title to the Property with respect to any encumbrance resulting from the Bankruptcy Filing.

          (m) All persons dealing with Purchaser shall look to the assets of Purchaser for the enforcement of any claim against Purchaser because neither the trustees, shareholders, officers, investment managers nor advisors of Purchaser assume any personal liability for obligations entered into by or on behalf of Purchaser. In no event shall Purchaser have any liability for speculative, special, consequential, punitive or any other damage other than actual damages under any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                              PURCHASER:

                              5950 SWR CORPORATION, a Delaware corporation



                              By:    /s/ James G. McWalters
                                    ----------------------------------------
                              Name:      James G. McWalters
                                    ----------------------------------------
                              Its:       Vice President
                                    ----------------------------------------


                              By:    /s/ Christopher L. Guy
                                    ----------------------------------------
                              Name:      Christopher L. Guy
                                    ----------------------------------------
                              Its:       Assistant Secretary
                                    ----------------------------------------


                              SELLER:

                              SYMPHONY WOODS LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:   Symphony Woods Partners, Inc.,
                                    its general partner



                                    By:    /s/ James E. Mendelson
                                          -------------------------------------
                                    Name:      James E. Mendelson
                                          -------------------------------------
                                    Its:       Sr. Vice President
                                          -------------------------------------

Insignia Mortgage and Investment Company ("Broker") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it as a result of the transaction described in this Agreement is the amount as set forth in the listing agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by Seller. Broker agrees to deliver a receipt to Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.


                              INSIGNIA MORTGAGE AND
                              INVESTMENT COMPANY


                              By:   /s/ Phillip A. Schechter
                                   ----------------------------------
                                        Vice President

Sonnenblick-Goldman ("S-G") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it from Purchaser and Insignia as a result of the transaction described in this Agreement is the amount as set forth in the written agreement between S-G and Purchaser and the separate written agreement between S-G and Insignia. S-G also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by Seller. Broker agrees to deliver a receipt to Purchaser and Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.

                              SONNENBLICK-GOLDMAN


                              By:
                                   --------------------------------------

                               LIST OF EXHIBITS


A.   Legal Description

B.   Personal Property

C.   Leases/Rent Roll

D.   Service and Maintenance Contracts

E.   Joint Closing Instructions

F.   Permitted Exceptions

G.   Special Warranty Deed

H.   Special Warranty Bill of Sale

I.   Assignment and Assumption of Intangible Property

J.   Assignment and Assumption of Leases and Security Deposits

K.   FIRPTA

L.   Tenant Notice Letter

M.   Tenant Certificate

N.   Seller Certificate

O.   Disclosures

P.   Due Diligence Materials

Q.   Leasing Commission Agreements

R.   Leases with Costs to be Paid by Purchaser

S.   Form of CMSI Amendment